Exhibit 10.18

Schedule of Disclosures for Jiangsu Sunshine Zoological and Forestry Co., Ltd. and China Greenscape Co., Ltd

Preliminary Statement

General Disclosures

Specific Schedules

3.d	Subsidiaries
3.g	Material Contracts and Obligations
3.i	Title to and Condition of the Assets
3.j	Intellectual Property Rights
3.l	Insurance
3.m	Employees
3.m.ii	Employee Plans
3.p	Real Property

4.c	Subsidiaries
4.h.ii	Sales of Securities

List of Assets